EXHIBIT 99.1

NextTrip Acquires Controlling Interest in Fully Licensed TikTok Partner Agency YADA, Accelerating Vision to Build a Global Creator, Entertainment and Travel Commerce Ecosystem

Acquisition expands NextTrip’s content-to-commerce platform through creator communities, entertainment experiences, audience acquisition, travel commerce, and media monetization opportunities

SANTA FE, NM / ACCESS Newswire / June 11, 2026 / NextTrip, Inc. (NASDAQ:NTRP) (“NextTrip,” “the Company,” “we,” “our,” or “us”), a technology-forward travel and media company defining the intersection of media and travel, today announced that it has acquired a controlling interest in YADA Commerce Inc (“YADA”), a fully licensed TikTok Partner Agency and creator-commerce platform focused on influencer engagement, audience development, digital commerce, and music artist promotional events.

Highlights of the Transaction

●	Adds a Fully Licensed TikTok Partner Agency providing access to creator recruitment, audience development, affiliate commerce, livestream commerce, and creator monetization capabilities.

●	Expands NextTrip’s Audience Acquisition Engine through access to thousands of creators and billions of aggregate followers across social media platforms.

●	Launches NextTrip’s Destination Entertainment & Creator Commerce with 4 destination music events already committed featuring exclusive artist partnerships, fan experiences, concert travel programs, and creator-led commerce initiatives.

●	Creates New Revenue Opportunities for our media platform to drive additional advertising, sponsorships, travel bookings, experiential travel, memberships, gift cards, loyalty programs, and creator commerce.

Through YADA, the Company gains a strategic creator-commerce platform capable of driving audience acquisition, creator engagement, entertainment experiences, and travel transactions across the broader NextTrip ecosystem. NextTrip believes the acquisition represents significantly more than a traditional social media marketing initiative and includes access to pre-booked group travel programs involving several artists for exclusive concert experiences for super fans in unique destinations and premium resort venues.

Under the agreement, NextTrip will serve as the travel fulfillment partner for YADA’s music artist promotional events and related fan experiences. The Company expects to leverage its group travel capabilities through TA Pipeline, luxury travel offerings through Five Star Alliance, concierge travel services, and proprietary travel inventory available through the NXT2.0 platform to support future event-related travel programs.

Unlike traditional marketing agencies, YADA operates as creator-commerce infrastructure, providing creator recruitment, onboarding, training, activation, monetization, affiliate management, audience development, and livestream commerce capabilities. These capabilities create a scalable foundation for customer acquisition, audience engagement, and commerce that can be leveraged across NextTrip’s travel, media, membership, loyalty, entertainment, and experiential businesses while enabling direct access to highly engaged consumer audiences across travel, lifestyle, entertainment, and commerce categories.

Management believes the combination of creator reach, travel expertise, and operational infrastructure creates a unique opportunity to connect audience engagement directly to travel bookings, loyalty programs, destination marketing initiatives, experiential travel products, memberships, gift card programs, and advertising opportunities.

Industry estimates project TikTok Shop gross merchandise volume to exceed $100 billion globally in 2026, supported by an ecosystem of more than 15 million active creators and over 100,000 affiliate participants. Through YADA’s strategic creator relationships, creator agency partnerships, affiliate networks, and its relationship with Get Engaged, NextTrip gains access to a creator ecosystem spanning thousands of creators with a combined audience reach measured in the billions.

As part of the transaction, Chad Doher, Founder of YADA Commerce Inc and a veteran entrepreneur, entertainment executive, producer, travel industry veteran, and marketing strategist with decades of experience building media, creator, entertainment, hospitality, travel, and consumer-facing businesses, has joined NextTrip as Executive Vice President of Entertainment. Throughout his career, Doher has built and scaled companies across media, entertainment, commerce, hospitality, and travel while producing and marketing projects involving globally recognized brands, talent, and consumer audiences.

Mr. Doher will lead the newly expanded NextTrip Entertainment & Creator Commerce division, overseeing creator partnerships, influencer marketing, music artist promotions, fan engagement initiatives, experiential travel programs, branded entertainment opportunities, and creator-commerce initiatives across the Company’s growing portfolio.

“The future belongs to companies that can own attention, community, and commerce simultaneously,” said Chad Doher, Founder of YADA Commerce Inc and Executive Vice President of Entertainment for NextTrip. “NextTrip has already assembled an extraordinary collection of travel, media, technology, and distribution assets. By combining creators, entertainment, fan engagement, experiential travel, commerce, and media under a single platform, we have the opportunity to build a category-defining company that connects inspiration directly to transaction on a global scale.”

“Importantly, we are not starting from zero,” continued Doher. “YADA has already secured several artists for exclusive concert experiences and intimate fan events in unique destinations and premium venues designed specifically for super fans. These experiences create a powerful opportunity to combine entertainment, travel, and community engagement. Through NextTrip’s group travel, concierge services, luxury travel capabilities, and booking infrastructure, we expect to deliver complete fan travel packages that include accommodations, transportation, VIP experiences, and exclusive access. Based on current planning, we believe these initial event programs alone could each generate more than 250 fan travel packages while establishing a scalable model for future artist partnerships and destination-based entertainment experiences.”

NextTrip believes the creator economy represents one of the largest shifts in consumer acquisition since the emergence of search and social media. As travelers increasingly discover destinations, hotels, cruises, events, restaurants, and experiences through creator recommendations and video content, content has become the starting point of the travel purchasing journey. Through YADA’s creator network and TikTok Partner Agency infrastructure, NextTrip gains direct access to one of the fastest-growing channels for travel inspiration, consumer engagement, and booking conversion.

By combining JOURNY’s global television distribution, Travel Magazine’s digital reach, NextTrip’s booking infrastructure, and YADA’s creator ecosystem, the Company believes it can create a uniquely differentiated content-to-commerce platform capable of reaching consumers across television, digital media, social media, influencer networks, and transactional travel channels.

“We are building significantly more than a travel company,” said Bill Kerby, Co-Founder and Chief Executive Officer of NextTrip. “Our vision is to create a vertically integrated platform where content inspires discovery, creators drive engagement, communities build loyalty, and commerce converts attention into transactions. YADA strengthens every layer of that strategy while expanding our reach into the rapidly growing creator economy and entertainment sectors.”

Management believes this combination creates a powerful content-to-commerce flywheel in which creators generate content, content drives audience engagement, engagement generates travel interest, and travel interest converts into bookings, memberships, loyalty participation, advertising revenue, and recurring customer relationships throughout the NextTrip ecosystem.

Perhaps most importantly, YADA becomes a powerful audience acquisition engine feeding consumers into the broader NextTrip ecosystem, including JOURNY, Travel Magazine, Travel Magazine Pro™, Five Star Alliance, TA Pipeline, travel memberships, gift card programs, and the Company’s proprietary NXT2.0 booking platform.

“The YADA acquisition not only expands our long-term creator-commerce opportunity, but also provides a pipeline of near-term experiential travel programs and fan engagement initiatives that align perfectly with our content-to-commerce strategy,” added Kerby. “We believe YADA strengthens our position as one of the few companies capable of combining media, creators, entertainment, commerce, and travel within a single platform. By owning both audience acquisition and transaction infrastructure, we believe NextTrip is uniquely positioned to create long-term shareholder value while participating in some of the fastest-growing sectors of the digital economy. This transaction further advances our strategy of connecting inspiration directly to transaction while creating multiple revenue opportunities across travel, media, entertainment, advertising, memberships, and creator commerce.”

The Company believes entertainment-driven travel represents one of the fastest-growing categories within experiential tourism and expects to develop new offerings spanning music events, fan travel packages, creator retreats, destination festivals, branded experiences, celebrity-hosted trips, cruises, premium VIP programs, and creator-led commerce initiatives.

Transaction terms were negotiated at arm’s length and reflect the strategic value of YADA’s creator-commerce platform, entertainment relationships, and travel industry infrastructure. Additional details regarding the acquisition, including consideration paid and other material terms, will be disclosed in a subsequent Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission.

About YADA Commerce Inc

YADA Commerce Inc. is a fully licensed TikTok Partner Agency focused on creator engagement, influencer marketing, digital commerce, audience development, and music artist promotional events. The company works with creators, brands, artists, and entertainment partners to develop audience engagement programs and consumer experiences across digital and social media channels.

About NextTrip

NextTrip, Inc. (NASDAQ:NTRP) is a technology-forward travel and media company defining the intersection of media and travel. Through its owned media platforms, including JOURNY.tv and TravelMagazine.com, and its proprietary travel technology stack, NextTrip delivers an integrated inspiration-to-booking ecosystem that connects travel discovery directly to transaction and fulfillment. The Company operates a portfolio of travel brands and platforms, including Five Star Alliance, a global luxury hotel and resort booking platform; NXT2.0, its proprietary booking and payments engine; and TA Pipeline, a purpose-built group travel and meetings booking platform serving travel advisors, suppliers, and destination partners. Together, these assets enable frictionless booking across luxury FIT (Flexible Independent Travel), group travel, destination weddings, conferences, and concierge-managed experiences, supported by flexible payment options such as PayDlay. By owning both the inspiration layer through premium video-led storytelling and the transaction layer through integrated booking technology, NextTrip enables travelers to move seamlessly from discovery to booking, while providing destinations, brands, and travel partners with measurable engagement, demand generation, and conversion opportunities.

For more information, visit www.nexttrip.com and investors.nexttrip.com.

Forward-Looking Statement Disclaimer

This announcement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. For example, statements regarding the Company’s financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future activities are all forward-looking statements. These statements are generally accompanied by words such as “intend,” anticipate,” “believe,” “estimate,” “potential(ly),” “continue,” “forecast,” “predict,” “plan,” “may,” “will,” “could,” “would,” “should,” “expect” or the negative of such terms or other comparable terminology.

The Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to it on the date hereof, but the Company cannot provide assurances that these assumptions and expectations will prove to have been correct or that the Company will take any action that the Company may presently be planning. However, these forward-looking statements are inherently subject to known and unknown risks and uncertainties. Actual results or experience may differ materially from those expected or anticipated in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, regulatory policies, available cash resources, competition from other similar businesses, and market and general economic factors.

Readers are urged to read the risk factors set forth in the Company’s filings with the United States Securities and Exchange Commission at www.sec.gov. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

NextTrip, Inc

Richard Marshall

Director of Corporate Development

Richard.Marshall@nextTrip.com